SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    October 31, 2005
                                                    ----------------

                            AZUR INTERNATIONAL, INC.
               (Exact name of Registrant as specified in charter)

         Nevada                    000-27113                     50-0015673
(State or other jurisdic-         (Commission                  (IRS Employer
 tion of incorporation)           File Number)              Identification No.)

          101 NE 3rd Avenue, Suite 1220, Fort Lauderdale, Florida 33301
       ------------------------------------------------------------------
         (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:    (954)-763-1515
                                                       --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 1 - Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

      On October 31, 2005 Azur International, Inc. (the "Company" or "Azur") entered in a Co-Ownership Agreement (the "Co-Ownership Agreement") with Azur-Shell Landing Development II, LLC, a Mississippi limited liability company ("ASLD II"), and Azur Shell Landing Resort, Inc., a Mississippi corporation ("ASLR"). ASLD II is owned 50% by Crawford Family Limited Partnership, a Mississippi limited partnership ("Crawford") and Naranjo Family Limited Partnership, a Florida limited partnership ("Naranjo"). As of October 31, 2005 ASLR was a wholly owned subsidiary of the Company. The Co-Ownership Agreement was consummated on November 3, 2005

      ASLD II owns five (5) parcels of land in Gautier, Mississippi (the "Property") with an as is undeveloped appraised value of $19,170,000. The land is contiguous to the Shell Landing Golf Course owned by The Grand Shell Landing, Inc. ("Grand Shell"), a wholly owned subsidiary of the Company. Pursuant to the Co-Ownership Agreement, ASLD II conveyed to ASLR a 95% undivided tenants-in-common interest in the Property for the following consideration:

      At the closing on November 3, 2005 ASLR paid to Naranjo $1,000,000 in cash, issued to Naranjo a promissory note in the principal amount of $250,000 and agreed that until Naranjo shall have received payments in an aggregate amount of $16,000,000 as a result of ASLD II's 5% undivided tenants-in-common interest the Property, Naranjo shall receive directly and within 5 business days of each closing, 5% of the revenue derived from the sale of developed Property, sale of land, lease or rental of any or all of the Property or any interest therein before closing costs, commissions or other expenses paid in connection therewith and certain minimum cumulative payments whether or not sales or rentals of the Property have been made. In addition, Azur issued to Naranjo an aggregate of 5,000,000 shares of Azur common stock.

      At the closing ASLR also paid to Crawford $250,000 in cash, issued to Crawford a promissory note in the principal amount of $1,460,000 (which amount includes unpaid salary to Carl Crawford from February 1, 2005 to September 30, 2005 of $210,000) and agreed that Crawford shall receive in perpetuity 5% of all gross proceeds received by ASLR or any of its subsidiaries from of sales of land from the Property. In addition, pursuant to the Co-Ownership Agreement ASLR paid to Shell Landing Golf, L.L.C. ("Shell Golf"), the entire outstanding principal balance and accrued interest of the Purchase Money Promissory Note, dated November 17, 2004 from Grand Shell and Carl Crawford to the order of Shell Golf, which outstanding principal amount and accrued interest was $1,136,000 when paid. In addition, Azur issued to Crawford an aggregate of 5,000,000 shares of Azur common stock and ASLR issued to Carl Crawford as further consideration a number of shares of ASLR common stock such that after the issuance Carl Crawford owns 25% of the outstanding shares of common stock of ASLR and Azur owns the remaining 75%. Also, Carl Crawford entered into an employment agreement with the Company under which he agreed to serve as a director and President of each of ASLR and Grand Shell for a three year term (subject to extension for additional one year periods if not terminated by either party) at a salary of $360,000 per annum plus additional benefits.


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      Simultaneously with the closing of the Co-Ownership Agreement, the
Company, ASLR, Grand Shell and ASLD II (collectively, the "Borrowers") entered into and consummated a loan agreement and certain additional agreements and instruments, including promissory notes and a deed of trust, with or in favor of Omicron Master Trust and certain other investors (collectively, the "Investors") pursuant to which the Investors loaned to the Borrowers an aggregate of $6,000,000.

      The loans are secured by a second lien on the Property in favor of the Investors and a second lien on a 63% membership interest owned by the Company in 48 Hendricks, LLC a Florida limited liability company which owns certain property in Fort Lauderdale, Florida. The notes issued to the Investors bear interest as follows: until the aggregate principal amount of the notes has been reduced to $3 million, the Borrowers shall pay to the Investors an aggregate of $70,000 per month in interest. Thereafter, the outstanding principal balance of the notes shall bear interest at the rate of 14% per annum. At closing, the Borrowers deposited $840,000 in a deposit control account for the benefit of the Investors to secure the payment (including interest) and performance of the Borrowers' obligations under notes.

      The loans mature on the third anniversary of the closing. Commencing April 1, 2006 and each month thereafter until the loan is repaid the Borrowers shall be required to make to the Investors principal payments in the aggregate amount of $200,400. In addition, the Borrowers are obligated to make certain prepayments of principal upon the sales of lots and other portions of the Property and upon the sale of the property owned by 48 Hendricks, LLC. The notes were guaranteed by the Company and certain of its subsidiaries.

      As additional consideration for the making of the loans, the Company issued to the Investors an aggregate of 10 million shares of Azur common stock and five-year warrants to purchase an additional 10 million shares of Azur common stock for a price of $.50 per share. The Company also granted certain registration rights to the Investors regarding the Azur common stock issued to the Investors and the resale of the shares of Azur common stock issuable to the Investors upon exercise of the warrants.

      Under the notes, the Borrowers have also made certain negative covenants, including restrictions on paying certain other indebtedness and restrictions on the payment of dividends, except as expressly permitted under the notes.

Section 2 - Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

      All of the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

      On November 3, 2005 Azur issued to each of Crawford and Naranjo 5 million shares of Azur common stock as partial consideration for the acquisition by ASLR of a 95% undivided tenants in common interest in the Property. On such date Azur also issued to the Investors an aggregate of 10 million shares of Azur common stock and five year warrants to purchase an aggregate of 10 million shares of common stock at a price of $.50 per share. All of such issuances were exempt from the registration requirements under the Securities Act of 1933, as amended (the "Act") by virtue of an exemption provided under Section 4(2) of the Act for transactions not involving a public offering.

Section 8 - Other Events

Item 8.01. Other Events

      On November 4, 2005, the Company issued a press release concerning the acquisition and financing described elsewhere herein. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.   Description of Exhibit
===========   =================================================

   2.1        Co-Ownership Agreement.

   2.2 Promissory Note, dated November 3, 2005 in the principal amount of $1,460,000 from ASLR to Crawford.

   2.3 Promissory Note, dated November 3, 2005 in the principal amount of $250,000 from Azur to Naranjo.

   2.4 Loan Agreement, dated as of November 3, 2005 among, Azur, ASLR, Grand Shell, ASLD II, Omicron Master Trust and certain other investors.

   2.5 Form of Promissory Note, dated November 3, 2005 from ASLR, Azur, Grand Shell and ASLD II to Investors.

   2.6 Deed of Trust and Security Agreement dated November 2, 2005 from ASLR, Azur, Grand Shell and ASLD II in favor of the Investors.

   99.1       Press Release, dated November 4, 2005.


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                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AZUR INTERNATIONAL, INC.

November 4, 2005                            By: /s/ Donald Winfrey
                                                --------------------------------
                                                Donald Winfrey
                                                President